EXHIBIT 10.1

November 6, 2025

Navitas Semiconductor Corporation

Attn: Todd Glickman, Sr. V.P., Chief Financial Officer and Treasurer

3520 Challenger Street

Torrance, California 90503

Dear Mr. Glickman:

This letter (the “Agreement”) constitutes the agreement between Needham & Company, LLC (the “Placement Agent”) and Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “best efforts” basis, in connection with the proposed private placement (the “Placement”) of shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). The Shares actually placed by the Placement Agent are referred to herein as the “Placement Agent Securities.” The terms of the Placement shall be mutually agreed upon by the Company and the purchasers of the Shares (the “Purchasers”), and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or the Purchasers, or an obligation for the Company to issue any Shares or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement, provided, however, that the Company shall first approve any such sub-agents. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Placement Agent Securities. The sale of Placement Agent Securities to the Purchasers will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchasers, in a form reasonably acceptable to the Company and the Purchasers. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from the prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Placement Agent Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, are hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the date of the sale of the Placement Agent Securities (the “Closing Date”), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any 5.0% or greater securityholder of the Company, except as set forth in the Purchase Agreement.

B.  Covenants of the Company. From the date hereof until 60 days after the Closing Date, neither the Company nor any Subsidiary shall (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to the issuance of restricted stock units pursuant to the Company’s equity incentive plan in the ordinary course of business, or to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The restrictions contained in the foregoing sentence shall not apply to: (A) the Shares to be sold pursuant to the Purchase Agreement, in connection with the Placement; (B) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants, convertible notes or options (including net or cashless exercise) or the settlement of restricted stock units (including net or cashless settlement), in each case outstanding on the date of this Agreement and described in the Company’s most recent Annual Report on Form 10-K or subsequent Periodic Reports on Form 10-Q; (C) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or vesting of restricted stock units or other equity awards) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of any stock option, stock bonus or other stock plan or equity-based awards pursuant to the Company’s equity incentive award plans or other arrangement in effect as of the date hereof and described in the Company’s most recent Annual Report on Form 10-K or subsequent Periodic Reports on Form 10-Q; and (D) the sale and issuance of any shares of Common Stock or other securities or entry into an agreement to sell or issue shares of Common Stock or other securities, in connection with an acquisition by the Company or any subsidiary thereof of the securities, business, property, products, technologies or other assets of another person or entity (including pursuant to any employee benefit plan assumed by the Company or any subsidiary in connection with any such acquisition) or in connection with any joint venture, commercial relationship or other strategic transaction; provided that the aggregate number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the Placement. During the period of 90 days after the date hereof, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of the Placement Agent other than (i) the filing by the Company of a registration statement for the Placement Agent Securities or (ii) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Company’s stock incentive plans.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act and the securities laws of each state in which an offer or sale of Placement Securities is made (unless exempt from the respective state’s broker-dealer registration requirements), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent and/or its respective designees a cash fee of (i) 4% of the aggregate gross proceeds raised from the sale of the Placement Agent Securities where the price to the Purchasers is 80% or greater than 80% of the last reported trading price of the Common Stock on the date of the Purchase Agreement; or (ii) 3% of the aggregate gross proceeds raised from the sale of the Placement Agent Securities where the price to the Purchasers is less than 80% of the last reported trading price of the Common Stock on the date of the Purchase Agreement, with a discretionary option on the part of the Company to award an additional 1% (or any portion of 1%) of the aggregate gross proceeds raised from the sale of the Placement Agent Securities (clauses (i) or (ii), as applicable, the “Cash Fee”). The Placement Agent also agrees to reimburse the Company an amount of $100,000 for transaction expenses (the “Reimbursement”). The Cash Fee, less the Reimbursement, shall be paid on the Closing Date.

SECTION 4. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Placement Agent Securities, the Company will indemnify the Placement Agent and its affiliates, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s fraud, willful misconduct or gross negligence in performing the services described herein or violation of law.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses or materially adversely impacts the Company. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the reasonable actual and documented fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one (1) such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle, compromise, or consent to the entry of judgment in any pending or threatened the claim, action or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which consent will not be unreasonably withheld, conditioned, or delayed, provided such settlement includes an unconditional release of the Placement Agent and each other indemnitee named in such proceeding from all liabilities arising out of the action for such claim, action or proceeding. The Company shall not be liable for any settlement of any action effected without its written consent, which will not be unreasonably withheld, conditioned or delayed.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent, or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement.

E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will commence on the date hereof and continue through the Closing Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees and expenses pursuant to Section 3 hereof and fees and expenses with respect to the Placement Agent Securities, if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees or expenses actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification, contribution and governing law contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, the Company shall reimburse expenses incurred by the Placement Agent as set forth herein but in no event greater than the amounts set forth herein, on or before the Termination Date. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Agent Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and in the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Agent Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received from outside U.S. counsel to the Company such counsel’s written opinion with respect to the Placement Agent Securities, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

C. The Placement Agent shall have received customary certificates of the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s secretary certifying that each of the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.

D. The Company will have entered into a registration rights agreement for the registration of the Common Stock under the Securities Act in accordance with the terms of the Purchase Agreement and, as of the Closing Date, the Company shall apply for the Shares to be listed and admitted and authorized for trading on the Nasdaq Global Market or other applicable U.S. national exchange and satisfactory evidence of such application shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Nasdaq Global Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the SEC or the Nasdaq Global Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

E. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect the business or operations of the Company.

F. The Company shall have entered into a Purchase Agreement with the Purchasers of the Placement Agent Securities and such agreement shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

G. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any necessary filing with the FINRA Corporate Financing Department with respect to the Placement and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to its conflict of laws principles. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Agent Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 11. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 12. Press Announcements. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense and in compliance with all applicable securities laws and applicable confidentiality provisions.

[The remainder of this page has been intentionally left blank.]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

Needham & Company, LLC

By:	/s/ Matthew Castrovince
Name:	Matthew Castrovince
Title:	Managing Director

Address for notice: 250 Park Avenue New York, New York 10177 Attn: Matthew Castrovince Email: mcastrovince@needhamco.com

Accepted and Agreed to as of

the date first written above:

Navitas Semiconductor Corporation

By:	/s/ Todd Glickman
Name:	Todd Glickman
Title:	Sr. V.P., Chief Financial Officer and Treasurer

Address for notice:

Navitas Semiconductor Corporation

Attn: Todd Glickman, Sr. V.P., Chief Financial Officer and Treasurer

3520 Challenger Street

Torrance, California 90503